EXHIBIT 10.3 AWARD CERTIFICATE NON-TRANSFERABLE GRANT TO Name (“Participant”) of the following award pursuant to and subject to the provisions of the Duke Realty Corporation 2015 Long-Term Incentive Plan (the “Incentive Plan”) and to the terms and conditions set forth herein. RESTRICTED STOCK UNITS X,XXX restricted stock units convertible into shares of common stock, par value $0.01, of the Company (the “Units") pursuant to and subject to the provisions of the Incentive Plan and to the terms and conditions set forth herein. Unless vesting is accelerated in accordance with the Incentive Plan, the Units shall vest (become non-forfeitable) in accordance with the following schedule: Continuous Status as a Number of Participant Units Vesting Percent of after Grant Date Per Year Units Vested Less than 1 Year 0 0% 1 Year X,XXX 33 1/3% 2 Years X,XXX 33 1/3% 3 Years X,XXX 33 1/3% Total Vesting X,XXX IN WITNESS WHEREOF, Duke Realty Corporation has caused this Certificate to be executed as of the Grant Date, as indicated below. DUKE REALTY CORPORATION ACCEPTED BY PARTICIPANT: By: ____________________________ ________________________________ [Name] Name [Title] ________________________________ Date Grant Date:

DEFINITIONS: hereof (the “Units”) which represent the right to receive an equal number Capitalized terms used herein and not otherwise defined shall have the of Shares of the Company’s Stock on the terms set forth in this Certificate. meanings assigned to such terms in the Incentive Plan. Without limiting the foregoing, the following terms shall have the following meanings for 2. Vesting of Units. The Units have been credited to a bookkeeping account purposes of this award certificate (“Certificate”): on behalf of Participant. The Units will vest and become non-forfeitable on the earliest to occur of the following (the “RSU Vesting Date”): (a) “Retirement” means Participant’s termination of employment with the Company or an Affiliate, other than a Termination for Cause, on or after (a) as to the number of the Units specified on page 1 hereof, on the Participant attains the age of 55 years provided that, as of the date of respective anniversaries of the Grant Date specified on page 1 hereof, or termination, the sum of the number of whole years of Participant’s employment with the Company or an Affiliate plus Participant’s age totals (b) the termination of Participant’s employment from the Company or at least 65 years. any Affiliate due to death or Disability, or (b) “Termination for Cause” means Participant’s termination of (c) the termination of Participant’s employment from the Company or employment with the Company or an Affiliate for Cause (as defined in the any Affiliate without Cause (or Participant’s Resignation for Good Reason) Incentive Plan) or by reason of Participant’s (i) violation of material within one year following the occurrence of a Change in Control, or Company or Affiliate policies or (ii) breach of non-competition, confidentiality or other restrictive covenants that may apply to Participant. (d) the occurrence of a Change in Control, if this Award is not equitably converted or substituted by the Surviving Corporation. (c) “Resignation for Good Reason” after a Change in Control means, without Participant’s prior written consent: (i) a forced move to a location If Participant’s employment terminates prior to the RSU Vesting Date for more than 60 miles from Participant’s place of business immediately prior any reason other than Section 2(b), (c) or (d) above or Retirement (or in the to the Change in Control; or (ii) a material reduction in Participant’s base event Participant is given notice of Termination for Cause on or prior to the salary and/or annual incentive bonus target as compared to that in effect RSU Vesting Date), Participant shall forfeit all right, title and interest in immediately prior to the Change in Control. Participant may not resign for and to the Units as of the date of such termination (or as of the date of receipt Good Reason without providing the employer written notice of the grounds of such notice of Termination for Cause, if applicable) and the Units will that Participant believes constitute Good Reason and giving the employer be reconveyed to the Company without further consideration or any act or at least 30 days after such notice to cure and remedy the claimed event of action by Participant. If Participant’s employment terminates by reason of Good Reason. Retirement prior to the RSU Vesting Date, then, subject to Paragraph 7 below, the Units shall continue to vest in accordance with the schedule RESTRICTED STOCK UNITS: shown on page 1 of this Certificate on the same basis as if no termination of service with the Company had occurred. If Section 409A of the Code is 1. Grant of Units. The Company hereby grants to Participant, subject to the determined to apply to this Award, any reference herein to Participant’s restrictions and the terms and conditions set forth in the Incentive Plan and “termination of employment” shall be interpreted to mean Participant’s in this Certificate, the number of restricted stock units indicated on page 1 “separation from service” as defined in Code Section 409A and Treasury regulations and guidance with respect to such law. - 2 -

Participant shall forfeit all right, title and interest in and to such dividend- 3. Conversion to Stock. Unless the Units are forfeited prior to the RSU equivalent Units as of the date of receipt of such notice of Termination for Vesting Date as provided in Paragraph 2, or deferred as provided in Cause, and such Units will be reconveyed to the Company without further Paragraph 4, the Units will be converted to actual shares of Stock on the consideration or any act or action by Participant. Upon conversion of the later of (i) the RSU Vesting Date, or (ii) if required by Code Section 409A Units into shares of Stock, Participant will obtain full voting and other rights and Treasury regulations and guidance with respect to such law, the six- as a stockholder of the Company. month anniversary of Participant’s separation from service (the “Conversion Date”), and stock certificates evidencing the conversion of 6. Payment of Taxes. Participant will, no later than the date as of which Units into shares of Stock will be registered on the books of the Company any amount related to the Units first becomes includable in Participant’s in Participant’s name as of the Conversion Date and delivered to Participant gross income for federal income tax purposes, pay to the Company, or make as soon as practical thereafter. other arrangements satisfactory to the Committee regarding payment of, any federal, state and local taxes of any kind (including Participant’s FICA 4. Deferral Election. If permitted by the Committee, Participant may elect obligation) required by law to be withheld with respect to such amount. with respect to any or all of the Units to defer delivery of the shares of Stock Without limiting the foregoing, the Company may permit or require that that would otherwise be due on the original Conversion Date until a any such withholding requirement be satisfied, in whole or in part, by designated later time. If such deferral election is permitted, the Committee having the Company withhold from the Units upon settlement a number of shall, in its sole discretion, establish the rules and procedures for such shares of Stock having a Fair Market Value on the date of withholding, payment deferrals in compliance with Section 409A of the Code and equal to the minimum amount (and not any greater amount) required to be Treasury regulations and guidance with respect to such law. withheld for tax purposes, all in accordance with such procedures as the Secretary establishes. The obligations of the Company under this 5. Dividend Equivalents. If and when dividends or other distributions are Certificate will be conditional on such payment or arrangements, and the paid with respect to the Stock while the Units are outstanding, the dollar Company and, where applicable, its Affiliates, will, to the extent permitted amount or fair market value of such dividends or distributions with respect by law, have the right to deduct any such taxes from any payment of any to the number of shares of Stock then underlying the Units shall be kind otherwise due to Participant. converted into additional Units in Participant’s name, based on the Fair Market Value of the Stock as of the date such dividends or distributions GENERAL PROVISIONS: were payable. Such additional Units acquired upon the reinvestment of dividends or distributions shall be immediately vested when credited to 7. Special Rules Regarding Retirement. As consideration for the extended Participant’s account, but will be converted to actual shares of Stock on the vesting or exercise period of the Awards as a result of Participant’s earlier of: (i) the same date as the original Units with respect to which they Retirement, and provided that Participant has not previously entered into a were credited are converted to Stock, or (ii) if such original Units fail to non-competition agreement with the Company, Participant shall enter into vest and are therefore forfeited, as soon as practical after the date on which a non-competition agreement with the Company at the time of Participant’s the original Units were forfeited (or six months after Participant’s Retirement if requested by the Committee or the Chief Executive Officer separation from service if necessary to comply with Section 409A of the within 60 days following the date of Retirement, in such form as shall be Code). Notwithstanding the foregoing sentence, in the event Participant is reasonably determined by the Committee. In the event that Participant given notice of Termination for Cause on or prior to the conversion date, refuses to enter into such non-competition agreement, then all of the - 3 -

Awards, that were not vested as of the date immediately preceding the date to terminate Participant’s service at any time, nor confer upon Participant of Participant’s Retirement shall expire on the earlier of (i) the time of such any right to continue in the service of the Company or any Affiliate. refusal, or (ii) 5:00 p.m., Eastern Time, on the 60th day following the date of Participant’s Retirement. In the event that Participant enters into or has 11. Amendment. The Committee may amend, modify or terminate this previously entered into and breaches a non-competition agreement, all of Certificate without approval of Participant; provided, however, that such the outstanding Awards under this award certificate and under any prior amendment, modification or termination shall not, without Participant’s award certificate for Units granted under the Incentive Plan that were not consent, reduce or diminish the value of this Award. Notwithstanding vested as of the date immediately preceding the date of Retirement shall anything herein to the contrary, the Committee may, without Participant’s expire immediately as of the time of such breach. consent, amend or interpret this Certificate to the extent necessary to comply with Section 409A of the Code and Treasury regulations and 8. Changes in Capital Structure. The provisions of Article 15 of the guidance with respect to such law. Incentive Plan shall apply to these Awards and are incorporated herein by reference. Without limiting the foregoing, in the event the Stock shall be 12. Compensation Recoupment Policy. This Award shall be subject to any changed into or exchanged for a different number or class of shares of stock compensation recoupment policy of the Company that is applicable by its or securities of the Company or of another company, whether through terms to Participant and to Awards of this type. reorganization, recapitalization, statutory share exchange, reclassification, stock split-up, combination of shares, merger or consolidation, or 13. Incentive Plan Controls. The terms contained in the Incentive Plan are otherwise, there shall be substituted for each share of Stock then underlying incorporated into and made a part of this Certificate and this Certificate the Awards subject to this certificate the number and class of shares into shall be governed by and construed in accordance with the Incentive Plan. which each outstanding share of Stock shall be so exchanged. In the event of any actual or alleged conflict between the provisions of the Incentive Plan and the provisions of this Certificate, the provisions of the 9. Restrictions on Transfer and Pledge. No right or interest of Participant in Incentive Plan shall be controlling and determinative. these Awards may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to 14. Successors. This Certificate shall be binding upon any successor of the any lien, obligation, or liability of Participant to any other party other than Company, in accordance with the terms of this Certificate and the Incentive the Company or an Affiliate. The Awards are not assignable or transferable Plan. by Participant other than by will or the laws of descent and distribution or pursuant to a domestic relations order that would satisfy Section 15. Severability. If any one or more of the provisions contained in this 414(p)(1)(A) of the Code if such Section applied to an Award under the Certificate is invalid, illegal or unenforceable, the other provisions of this Incentive Plan. Certificate will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included. 10. Limitation of Rights. The Awards do not confer to Participant or Participant’s beneficiary any rights of a shareholder of the Company unless 16. Notice. Notices and communications under this Certificate must be in and until Shares are in fact issued to such person in connection with the writing and either personally delivered or sent by registered or certified exercise or conversion of the Awards. Nothing in this Certificate shall United States mail, return receipt requested, postage prepaid. Notices to the interfere with or limit in any way the right of the Company or any Affiliate Company must be addressed to Duke Realty Corporation, 8711 River - 4 -

Crossing Blvd, Indianapolis, IN 46240; Attn: General Counsel, or any other address designated by the Company in a written notice to Participant. Notices to Participant will be directed to the address of Participant then currently on file with the Company, or at any other address given by Participant in a written notice to the Company. - 5 -